UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Inhibitex, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR CLASS III (IF ELECTED, TERM EXPIRES AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS)
DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING CLASS I (TERM EXPIRES AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS)
CLASS II (TERM EXPIRES AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS)
CORPORATE GOVERNANCE
PRINCIPAL STOCKHOLDERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
COMPENSATION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE 2004 AMENDED AND RESTATED STOCK INCENTIVE PLAN
OTHER MATTERS

INHIBITEX, INC.
9005 Westside Parkway
Alpharetta, GA 30009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 23, 2010

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Stockholders of Inhibitex, Inc. (“Inhibitex” or the “Company”), will be held at 9:00 a.m., local time, on June 23, 2010 at Inhibitex’s corporate headquarters located at 9005 Westside Parkway, Alpharetta, Georgia 30009 for the following purposes:

1. To elect three Class III directors of the Company to hold office until the 2013 Annual Meeting of Stockholders and until the election and qualification of their respective successors; and

2. To approve the Company’s Amended and Restated 2004 Stock Incentive Plan, as further amended and restated; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of record of the Company’s Common Stock at the close of business on April 26, 2010 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE FOLLOW THE INSTRUCTIONS FOR TELEPHONIC OR INTERNET VOTING ON THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, OR PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE VOTED AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Russell H. Plumb
Chief Executive Officer,
Chief Financial Officer and Secretary

April 28, 2010

INHIBITEX, INC.
9005 Westside Parkway
Alpharetta, GA 30009

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Inhibitex, Inc. (“Inhibitex” or the “Company”) of proxies to be voted at the Annual Meeting of Stockholders to be held on June 23, 2010 (the “Annual Meeting”). The purposes of the Annual Meeting are as follows:

1. To elect three Class III directors of Inhibitex, Inc. to hold office until the 2013 Annual Meeting of Stockholders and until the election and qualification of their respective successors;

2. To approve the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Incentive Plan”), as further amended and restated; and

3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

In accordance with rules and regulations recently adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials, including its Annual Report, to each stockholder, the Company may now furnish its proxy materials, including its Annual Report, to its stockholders over the Internet. On or about May 4, 2010, the Company will send electronically a Notice of Internet Availability of Proxy Materials to those stockholders that have previously elected to receive their proxy materials via e-mail and will begin mailing the Notice of Internet Availability of Proxy Materials or Proxy Materials to all other stockholders. If you receive a Notice of Internet Availability of Proxy Materials by e-mail or by mail, you will not automatically receive a printed copy of the Company’s proxy materials or it’s Annual Report. Instead, the Notice of Availability of Proxy Materials contains instructions as to how you can access, review and print all of the information contained in the Company’s proxy materials, including its Annual Report. The Notice of Internet Availability of Proxy Materials also includes instructions as to how to submit your vote on the proposals contained in Proxy Statement by internet, telephone, mail, or in person. If you receive a Notice of Internet Availability of Proxy Materials and would like to receive a printed copy of the Company’s proxy materials, including its Annual Report, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials, Proxy Statement, Form of Electronic Proxy Card and the Annual Report are available at www.inhibitex.com.

Stockholders Entitled to Vote

Stockholders of record at the close of business on April 26, 2010, the record date for the solicitation of proxies for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares held on that date. As of the Record Date, 61,562,606 shares of Common Stock were outstanding, each of which is entitled to one vote on each proposal to be considered at the Annual Meeting. Stockholders do not have cumulative voting rights.

Quorum and Votes Required to Elect Directors and Adopt Proposals

The holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for there to be a quorum and for the meeting to be held. Withheld votes, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the votes required to approve the two proposals at the Annual Meeting are as follows:

Proposal 1.  The three nominees receiving the highest number of affirmative votes will be elected as directors. Effective January 1, 2010, your broker will no longer be permitted to vote on your behalf on the election of directors unless you provide specific voting instructions. For your vote to be counted, you now will need to communicate your voting instructions to your broker, bank or other financial institution before the date of the Annual Meeting. Broker non-votes (i.e. where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy) and withheld votes will not have any effect on the outcome of the vote for the election of directors.

Proposal 2.  The affirmative vote of the holders of the majority of the outstanding shares represented at the meeting and entitled to vote in person or by proxy is required to approve the Incentive Plan, as further amended and restated. Similar to Proposal 1, banks and brokers that have not received voting instructions from their clients may not vote their clients’ shares for the approval of the Incentive Plan, as further amended and restated. Abstentions and broker non-votes will have the same effect as a vote against the approval of the Incentive Plan, as further amended and restated.

Voting of Proxies

The Board solicits proxies to give each stockholder an opportunity to vote on the proposals scheduled to come before the Annual Meeting and set forth in this Proxy Statement. Stockholders are urged to carefully read the material in this Proxy Statement, specify their choice on the proposals by submitting their vote by telephone or internet, or marking the appropriate box on the enclosed proxy card, and then signing, dating and returning the card in the enclosed, stamped envelope.

If a stockholder submits a proxy card but does not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by such proxy: (i) FOR the election as directors of the nominees of the Board named below, (ii) FOR the approval of the Incentive Plan, as further amended and restated, and (iii) in the discretion of the persons named as proxies on any other proposal to properly come before the Annual Meeting, or any adjournment thereof.

You may revoke your proxy at any time before it is voted by either (1) providing written notice of your revocation to the Secretary of the Company, (2) submitting a proxy bearing a later date, or (3) casting a ballot in person at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for the Board of Directors to be divided into three classes: Class I, Class II and Class III, with the directors distributed among the three classes so that, as nearly as possible, each class consists of approximately one-third of the total number of directors,. Each class consists of directors whose terms are to expire at successive annual meetings. Currently, the Board of Directors consists of eight members. In accordance with the Company’s Certificate of Incorporation, the terms of office of the members of the Board of Directors are: Class I, whose term expires at the 2011 Annual Meeting of Stockholders; Class II, whose term expires at the 2012 Annual Meeting of Stockholders; and Class III, whose term expires at the 2010 Annual Meeting of Stockholders.

Based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Michael A. Henos, Marc. L. Preminger, FSA, MAAA and Christopher McGuigan, M.Sc., Ph.D. for election as Class III directors of the Company. Each of the nominees is an existing director of the Company.

Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. If, for any reason, at the time of the election any of the nominees should become unavailable to serve as a director, it is intended that the proxies voted for the election of such director will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.

Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting, including a description of the experience, qualifications, attributes and/or skills that led to the conclusion that the person should serve as a director of the Company as of the date hereof, in light of the Company’s business and structure.

NOMINEES FOR DIRECTOR
CLASS III
(IF ELECTED, TERM EXPIRES AT THE 2013 ANNUAL MEETING OF STOCKHOLDERS)

Name of Nominee	Age	Served as Director Since

Michael A. Henos	60	1997
Marc L. Preminger, FSA, MAAA	60	2003
Christopher McGuigan, M.Sc., Ph.D.	51	2007

Michael A. Henos has served as Chairman of the Board since April 2001. Mr. Henos also served as Chairman of the Board from July 1997 to January 2000. Since 1993, Mr. Henos has served as Managing General Partner of Alliance Technology Ventures, L.P., a venture capital firm. From 1991 to 2001, Mr. Henos served as a General Partner of Aspen Ventures, a venture capital partnership. He currently serves as a director of Genoptix, Inc., a publicly-held biopharmaceutical company. He is also a member of the Board of Directors of the following privately-held biopharmaceutical companies: GlycoMimetics, Inc. and Sensys Medical, Inc. Mr. Henos received a B.S. in Economics and a M.B.A. in Finance from the University of California, Los Angeles. Mr. Henos’ extensive experience as a venture capital investor and as a current and past director of several public and private companies, including several biopharmaceutical companies, as well as his financial expertise led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

Marc L. Preminger, FSA, MAAA, served in various capacities with CIGNA Corporation, an insurance company, from 1977 until his retirement in September 2002, the most recent of which was Senior Vice President and Chief Financial Officer of CIGNA Healthcare. In June 2009, Mr. Preminger founded and is now president of the The Household Money Manager, Inc., a daily money management firm. Mr. Preminger received a B.A. in Economics from Lafayette College and a Masters of Actuarial Science from Georgia State University. Mr. Preminger’s actuarial and accounting experience, as well as his risk-management and insurance expertise, including his experience with healthcare insurance reimbursement, led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

Christopher McGuigan, M.Sc., Ph.D., served as a member of the Board of Directors of FermaVir from August 2005 until it was acquired by Inhibitex in September 2007. Since 1995, Dr. McGuigan has been Professor, Welsh School of Pharmacy, Head of Medicinal Chemistry, and Deputy Pro Vice Chancellor of Cardiff University. He is also a member of the Editorial Board for the Journal of Molecular Pharmaceutics and is the immediate past President of the International Society for Antiviral Research. Dr. McGuigan received a B.S. and Ph.D. in Anticancer Drug Design from the University of Birmingham. Dr. McGuigan’s scientific experience and background, including being the early stage developer of much of the science underlying the Company’s products, led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE ANNUAL MEETING
CLASS I
(TERM EXPIRES AT THE 2011 ANNUAL MEETING OF STOCKHOLDERS)

Name of Director	Age	Served as Director Since

M. James Barrett, Ph.D.	67	2002
Russell M. Medford, M.D., Ph.D.	55	1997
A. Keith Willard	69	2005

M. James Barrett, Ph.D. has served as a general partner of New Enterprise Associates, a venture capital fund, since August 2001. From January 1997 he has served as Chairman of Sensors for Medicine and Science, Inc., a medical device company which he founded in 1997. Dr. Barrett also serves on the Boards of Directors of publicly-held biopharmaceutical companies Amicus Therapeutics, Inc. and Taragacept, Inc. and the Boards of Directors of several privately-held biopharmaceutical companies. Dr. Barrett received a B.S. in Chemistry from Boston College, a Ph.D. in Biochemistry from the University of Tennessee and a M.B.A. from the University of Santa Clara. Dr. Barrett’s experience as a venture capital investor, his experience as a founder, executive and/or director of several biopharmaceutical companies, and his financial expertise led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

Russell M. Medford, M.D., Ph.D. has served, since April 1, 2009, as Chairman and President of Salutria Pharmaceuticals, Inc., a biopharmaceutical company. From 1995 to April 1, 2009 Dr. Medford served as President, Chief Executive Officer and Director of AtheroGenics, Inc., a publicly-held pharmaceutical company. On September 15, 2008, an involuntary petition under Chapter 7 of the United States Bankruptcy Code was filed against AtheroGenics, Inc. by certain holders of its 4.5% Convertible Notes Due 2008 in the United States Bankruptcy Court for the Northern district of Georgia (the “Bankruptcy Court”). On October 6, 2008, AtheroGenics, Inc. consented to the bankruptcy filing and moved in the Bankruptcy Court to convert the Chapter 7 case to a case under Chapter 11 of the United States Bankruptcy Code. Dr. Medford serves on the Biotechnology Industry Organization’s (“BIO”) Board of Directors and BIO Emerging Companies Section Governing Body, and he served as Chairman of the Georgia BioMedical Partnership from 2004 to 2007 and the Georgia Biotechnology Industry Organization Board of Directors. Dr. Medford was an Associate Professor of Medicine and Director of Molecular Cardiology at the Emory University School of Medicine, and currently holds the appointment of Adjunct Clinical Professor of Medicine. Dr. Medford received a B.A. from Cornell University, and a M.D. with Distinction and a Ph.D. in Molecular and Cell Biology from the Albert Einstein College of Medicine. Dr. Medford’s experience as an executive officer and/or director of several companies, including his capital markets and fund raising experiences in such capacities, and his medical and scientific background led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

A. Keith Willard served from 1993 to 1999 as Chairman and Chief Executive Officer of Zeneca, Inc., a multinational pharmaceutical company. Prior to that, he served in several capacities with ICI Canada, including as President and a member of its Board of Directors. He has been retired since October 1999. He received a B.A. in Sociology from Concordia University and is a graduate of the Advanced Executive Management Institute at McGill University. Mr. Willard’s experience as chief executive officer of a multinational pharmaceutical company, including his leadership experience and capabilities, and his international experience, led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

CLASS II
(TERM EXPIRES AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS)

Name of Director	Age	Served as Director Since

Gabriele M. Cerrone	38	2007
Russell H. Plumb	51	2007

Gabriele M. Cerrone has served as a director of our Company since September 2007. From March 1999 to January 2005, Mr. Cerrone served as a Senior Vice President of Investments of Oppenheimer & Co. Inc., a financial services firm. In May 2001, Mr. Cerrone led the restructuring of SIGA Technologies, Inc., a biotechnology company and served on its board of directors from May 2001 to May 2003. Mr. Cerrone co-founded TrovaGene, Inc. (formerly Xenomics, Inc.), a diagnostics company, and served as Co-Chairman from July 2005 until November 2006. Mr. Cerrone also co-founded FermaVir Pharmaceuticals, Inc., a biotechnology company, and served as Chairman from August 2005 to September 2007, when the company was acquired by Inhibitex. Mr. Cerrone currently serves as a consultant and a director of TrovaGene, Inc. In addition, Mr. Cerrone is Chairman, co-founder and a consultant to Synergy Pharmaceuticals, Inc. and Chairman, co-founder and a consultant to Callisto Pharmaceuticals, Inc. Mr. Cerrone is the managing partner of Panetta Partners Ltd., a private investor in both public and private venture capital in the life sciences and technology arena as well as real estate since 2005. Mr. Cerrone’s experience as an investor in, and involvement with,

FermaVir Pharmaceuticals Inc., which we acquired in 2007, and his experiences as an entrepreneur in the biopharmaceutical industry, led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

Russell H. Plumb was appointed the President, Chief Executive Officer and Chief Financial Officer of Inhibitex on December 30, 2006 and served as Vice President, Finance and Administration and Chief Financial Officer from August 2000 through December 2006. From December 1999 to July 2000, Mr. Plumb served as Chief Financial Officer of Emory Vision, a healthcare company. From 1994 to November 1999, he served as Chief Financial Officer and Vice President, Finance of Serologicals Corporation, a publicly-held biopharmaceutical company. Mr. Plumb received both a Bachelor of Commerce and a M.B.A. from the University of Toronto. Mr. Plumb has received designations as a certified public accountant in Michigan and Georgia. Mr. Plumb’s experience in managing the financial and operational growth of emerging life science companies, as well as his key role in leading the Company and developing its strategy as Chief Executive Officer and Chief Financial Officer of the Company led the Nominating and Corporate Governance Committee to conclude that he should continue to serve as a director of the Company at this time.

The Board recommends a vote FOR each of the nominees for director.

CORPORATE GOVERNANCE

General.  Inhibitex’s by-laws provide that the number of members of the Board of Directors shall be determined from time to time by resolution of the directors. Inhibitex’s Board of Directors should neither be too small to maintain the needed expertise and independence, nor too large so as to be inefficient in functioning. The general expectation is that the Board will consist of between seven and twelve directors, although periodically the Board of Directors and the Nominating and Corporate Governance Committee will review the appropriate size and mix of the Board of Directors in light of Inhibitex’s needs. Inhibitex’s Board of Directors currently has eight members. Inhibitex’s Board of Directors has determined that Messrs. Cerrone, Henos, Preminger, and Willard and Drs. Barrett, McGuigan and Medford are independent under the standards of independence applicable to companies traded on the Nasdaq Capital Market (“Nasdaq”). In addition, as required by Nasdaq, Inhibitex’s Board of Directors has made an affirmative determination as to each independent director that no relationships exists which, in the opinion of the Board of Directors, would interfere with such director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

During 2009, Inhibitex’s Board of Directors met seven times. Each member of the Inhibitex Board of Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of the committee or committees on which he served. In accordance with the Company’s Corporate Governance Guidelines, all directors are expected to attend Inhibitex’s Annual Meeting of Stockholders and all directors attended the 2009 Annual Meeting of Stockholders.

The committees of Inhibitex’s Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. The Board may also establish other committees from time to time to assist in the discharge of its responsibilities.

Audit Committee.  The Company’s Audit Committee is a separately designated standing audit committee and was established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee oversees Inhibitex’s corporate accounting and financial reporting. Among other things, the Audit Committee determines the engagement of and approves fees paid to the Company’s independent registered public accounting firm; monitors the qualifications, independence, activities and performance of the Company’s independent registered public accounting firm; approves the retention of the Company’s independent registered public accounting firm to perform any proposed and permissible non-audit services; reviews the Company’s financial statements and critical accounting estimates; reviews the effectiveness of internal controls over financial reporting and the adequacy of disclosure controls and procedures; and discusses with management and the Company’s independent registered public accounting firm the results of the annual audit and the reviews of Inhibitex’s quarterly financial statements. In addition, the Audit Committee oversees Inhibitex’s risk management process. As part of such oversight, the Audit Committee reviews key financial, business, developmental and other operational risks; receives reports from management at least once a year with respect to the steps management has taken to monitor and control such risks; and reports its findings to the full Board. In addition, the Audit Committee maintains procedures for the receipt of employee complaints and submissions of concerns regarding accounting or auditing matters. The members of Inhibitex’s Audit Committee are Mr. Preminger, Chairman, Dr. Medford and Mr. Willard. The Board of Directors of Inhibitex has determined that Mr. Preminger is the Audit Committee Financial Expert under Item 407 of Regulation S-K promulgated under the Exchange Act. The composition of Inhibitex’s Audit Committee meets the standards for independence under the current applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq rules and SEC rules and regulations. Inhibitex’s Audit Committee met five times during fiscal year 2009.

Compensation Committee.  Inhibitex’s Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviewing the performance of Inhibitex and its executive officers with respect to these elements of compensation. During its annual review of the Company’s executive officers’ compensation, which typically takes place during the first quarter of each fiscal year, the Company’s Compensation Committee considers a number of metrics, including peer group analyses provided by its compensation consultant, Radford Surveys and Consulting, as well as the individual performance of the executive officers and the Company as a whole, in comparison to goals set by the Compensation Committee during its compensation review in the prior year. In addition, in determining the amount of executive compensation, the Board consults with Radford Surveys and Consulting and considers recommendations from the Company’s Chief Executive Officer with respect to the appropriate levels of bonus and equity compensation for the Company’s executive officers. The Compensation Committee also determines annual retainer, meeting fees, equity awards and other compensation for members of the Board of Directors, sets performance targets and bonus amounts under the Company’s annual cash incentive plans for executive officers, and administers the issuance of stock options and other awards under the Incentive Plan. The members of the Compensation Committee are Mr. Henos, Chairman, Dr. Barrett and Mr. Preminger. The composition of Inhibitex’s Compensation Committee meets the standards for independence under the current applicable requirements of the Nasdaq rules and regulations. Inhibitex’s Compensation Committee met five times during fiscal year 2009. In connection with the performance of its duties, the Compensation Committee is authorized under its charter to delegate any of its responsibilities to subcommittees or individuals as it deems appropriate.

Since 2005, Radford Surveys and Consulting has been retained by the Compensation Committee to perform various analyses and provide its perspective to the Compensation Committee in the discharge of its duties. During 2009, Radford performed several analyses at the Compensation Committee’s request, including an updated peer group analysis to assess the Company’s compensation practices for its executive officers and its directors, as well as analyses with respect to the Company’s use of long-term equity incentives, including stock options,. as compared to peer group life science companies, the industry and various shareholder advocate consulting firms. Based on these analyses and Radford’s recommendations, in 2009 the Compensation Committee approved an increase in the level of cash and long-term equity compensation received by each member of the Board of Directors and also approved a grant of stock options to executive directors and all employees of the Company. Management did not engage a compensation consultant for the last fiscal year and Radford has no provided additional services to Inhibitex or its affiliates in an amount in excess of $120,000 during Inhibitex’s last completed fiscal year.

Nominating and Corporate Governance Committee.  Inhibitex’s Nominating and Corporate Governance Committee develops and recommends to Inhibitex’s Board of Directors corporate governance principles and procedures applicable to Inhibitex, which are contained in Inhibitex’s Corporate Governance Guidelines or otherwise adopted by the Board of Directors of Inhibitex, recommends the director nominees for each annual meeting of Inhibitex stockholders and ensures that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors shall have the benefit of qualified and experienced independent directors. The members of Inhibitex’s Nominating and Corporate Governance Committee are Mr. Willard, Chairman, and Drs. Barrett and Medford. The composition of Inhibitex’s Nominating and Corporate Governance Committee meets the standards for independence under the current applicable requirements of the Nasdaq rules and regulations. Inhibitex’s Nominating and Corporate Governance Committee met three times during fiscal year 2009.

Inhibitex’s Nominating and Corporate Governance Committee does not maintain any specific minimum qualifications that must be met for director candidates. However, Inhibitex’s Board of Directors believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. Each director must also be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties. While the Company does not have a formal policy with respect to diversity, the Company’s current Corporate Governance Guidelines provide that the Board of Directors is intended to encompass a range of talents, experience, skills, diversity, and expertise (particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, and biotechnology and related industries) sufficient to provide sound and prudent guidance with respect to the operations and interests of Inhibitex and its stockholders.

Inhibitex’s Nominating and Corporate Governance Committee considers persons for nomination for election to the Board of Directors of Inhibitex from any source, including stockholder recommendations. Inhibitex’s Nominating and Corporate Governance Committee does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions, a review of information concerning candidates, and interviews with selected candidates. Under its charter, Inhibitex’s Nominating and Corporate Governance Committee has the authority to engage consultants or search firms to assist in the process of identifying and evaluating candidates; however, Inhibitex’s Nominating and Corporate Governance Committee did not utilize such consultants or firms in 2009 or in 2010 through the filing of this proxy. Inhibitex’s Nominating and Corporate Governance Committee will consider stockholder recommendations for directors sent to Inhibitex’s Nominating and Corporate Governance Committee, Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30009, Attention: Secretary. Any recommendation from a stockholder should include the name, background and qualifications of such candidate, and should be accompanied by evidence of such stockholder’s ownership of Inhibitex’s Common Stock.

The current charters of Inhibitex’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are posted on Inhibitex’s website at www.inhibitex.com.

Board Leadership Structure

Inhibitex is currently led by its Chief Executive Officer and an independent Chairman of the Board of Directors. Mr. Henos has served as the Chairman of the Board since April 2001 and also served as Chairman of the Board from July 1997 to January 2000. Pursuant to the Company’s Corporate Governance Guidelines, it is the expectation that the Chairman of the Board will not be the same individual as the Chief Executive Officer, unless approved by a majority of the independent members of the Board. In the event that the Chairman of the Board and the Chief Executive Officer are the same person, it is the expectation of the Board of Directors to elect a Lead Independent Director on an annual basis.

The Board of Directors believes the Company’s current Board leadership structure is optimal because it demonstrates to the Company’s employees, suppliers, customers and other stakeholders that the Company is under strong leadership, with the Chairman maintaining an effective working relationship with management and other Board members and the Chief Executive Officer. Furthermore, the Board believes the separation of the Chief Executive Officer and Chairman roles enhances the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of the Company’s stockholders, and the Company’s overall corporate governance.

Stockholder Communications

Inhibitex does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact the Board of Directors, a committee of the Board of Directors or an individual director should send their correspondence to Inhibitex, Inc., 9005 Westside Parkway, Alpharetta, Georgia 30009, Attention: Board of Directors. Any such communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. Inhibitex will initially receive and process a communication before forwarding it to the addressee or addressees. Inhibitex generally will not forward a stockholder communication to its directors if it determines that such communication is primarily commercial in nature or is abusive, threatening or otherwise inappropriate.

Code of Ethics

Inhibitex has adopted a code of ethics that applies to all of its officers, directors and employees. Inhibitex has posted a copy of its code of ethics on the Investors section of its website, www.inhibitex.com, as required under SEC rules and regulations. If Inhibitex makes any substantive amendments to the code or grants any waiver, including any implicit waiver, from a provision of the code to its principal executive, financial or accounting officer, it will disclose the nature of the amendment or waiver on its website or in a report on Form 8-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the directors, executive officers and persons who beneficially own more than 10% of the Common Stock of Inhibitex (collectively the “Reporting Persons”) to file reports of ownership and changes in ownership of Inhibitex Common Stock with the Securities and Exchange Commission, with a copy delivered to Inhibitex. In addition, the Company prepares Section 16(a) reports on behalf of certain Reporting Persons, including its officers and directors. Based solely on a review of Forms 3 and 4 furnished to Inhibitex by the Reporting Persons or prepared on behalf of the Reporting Persons by Inhibitex and on written representations from certain Reporting Persons that no Forms 5 were required, Inhibitex believes that the Reporting Persons have complied on a timely basis with reporting requirements applicable to them for transactions during 2009.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to Inhibitex with respect to the beneficial ownership of Common Stock as of March 31, 2010 (except as indicated below), by:

•	each person or group of affiliated persons known to be the beneficial owner of more than 5% of the Company’s Common Stock and not otherwise represented on the Board of Directors (with respect to such stockholders, information is presented as of December 31, 2009);

•	each of the directors and nominees;

•	each of the Named Executive Officers; and

•	all directors and executive officers as a group.

The column entitled “Percentage of Shares of Common Stock Beneficially Owned” is based on 61,562,606 shares of Common Stock outstanding, assuming no further exercises of outstanding options or warrants. Ownership is based upon information provided by each respective officer and director, Forms 4, Schedules 13G and other public documents filed with the Securities and Exchange Commission for some of the stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. For purposes of calculating each person’s or group’s percentage ownership, except as set forth in the footnotes to the beneficial ownership table below, stock options and warrants exercisable within 60 days after March 31, 2010 are included for that person or group, but not the stock options or warrants of any other person or group.

Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

		Percentage of
		Shares of
		Common Stock
		Beneficially
Beneficially Owned	Shares Held	Owned

5% or greater stockholders:
Entities affiliated with QVT Associates GP LLC(1)	12,885,159	19.7
Entities affiliated with New Enterprise Associates(2)	9,894,387	15.8
Entities affiliated with BVF Partners(3)	5,992,531	9.7
Entities affiliated with OrbiMed LLC(4)	4,531,248	7.2
Named Executive Officers and Directors:
Russell H. Plumb(5)	883,194	1.4
Joseph M. Patti, M.S.P.H., Ph.D.(6)	471,003	*
Geoffrey W. Henson, Ph.D.(7)	721,499	1.2
M. James Barrett, Ph.D.(8)	9,991,379	15.9
Gabriele M. Cerrone(9)	3,040,275	4.9
Michael A. Henos(10)	225,511	*
Chris McGuigan, Ph.D.(11)	620,550	1.0
Russell M. Medford, M.D., Ph.D.(12)	80,624	*
Marc L. Preminger(13)	88,462	*
A. Keith Willard(14)	106,742	*
All current executive officers and directors as a group (10 persons)(15)	16,229,239	24.9

*	Represents beneficial ownership of less than one percent of the Company’s Common Stock.

(1)	Consists of 8,305,346 shares of Common Stock and 3,333,340 shares issuable upon the exercise of outstanding warrants beneficially owned by QVT Fund LP (the “Fund”) and 888,407 shares of Common

Stock and 358,066 shares issuable upon the exercise of outstanding warrants beneficially owned by Quintessence Fund L.P. (“Quintessence”). The warrants contain an issuance limitation prohibiting the holder of such warrants from exercising the warrants to the extent that such exercise would result in beneficial ownership by such holder and certain related parties of more than 9.99% of the Common Stock then issued and outstanding. QVT Financial LP (“QVT Financial”) is the investment manager for the Fund and Quintessence. Due to the issuance limitation described above, the Fund may be deemed to beneficially own 8,305,346 shares of Common Stock and Quintessence may be deemed to beneficially own 888,407 shares of Common Stock. Accordingly, taking into account the issuance limitation, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 9,193,753 shares of Common Stock, consisting of the shares of Common Stock owned by the Fund and Quintessence. The remaining shares of Common Stock underlying the Warrants held by the Fund and Quintessence may not be issued unless the Fund and Quintessence provide notice to the Issuer 61 days prior to the exercise of the Warrants that this limitation will not apply. The aggregate number of shares of Common Stock of which the Fund would be deemed to be the beneficial owner if the Fund had the right to presently exercise all of its Warrants in full is 11,638,686. The aggregate number of shares of Common Stock of which Quintessence would be deemed to be the beneficial owner if Quintessence had the right to presently exercise all of its Warrants in full is 1,246,473. The aggregate number of shares of Common Stock of which QVT Financial would be deemed to be the beneficial owner if the Fund and Quintessence had the right to presently exercise all of the Warrants is 12,885,159. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of Common Stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of Common Stock owned by the Fund and Quintessence, and accordingly, QVT Associates GP LLC may be deemed to be the beneficial owner of an aggregate amount of 9,193,753 shares of Common Stock. Each of QVT Financial and QVT Financial GP LLC disclaim beneficial ownership of the shares of Common Stock beneficially owned by the Fund and Quintessence. QVT Associates GP LLC disclaims beneficial ownership of all shares of Common Stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein. The principal business or mailing address of the persons comprising this group is 1177 Avenues of the Americas, 9th Floor, New York, New York 10036. Information with respect to Fund and Quintessence has been derived from their Schedule 13G/A as filed with the SEC on April 8, 2010.

(2)	Consists of 6,898,294 shares of Common Stock and 791,015 shares issuable upon the exercise of outstanding warrants beneficially owned by New Enterprise Associates 10, Limited Partnership (“NEA 10”) and 1,941,407 shares of Common Stock and 263,671 shares issuable upon the exercise of outstanding warrants beneficially owned by New Enterprise Associates 11, Limited Partnership (“NEA 11”). NEA Partners 10, Limited Partnership (“NEA Partners 10”) is the sole general partner of NEA 10. The individual general partners of NEA Partners 10 are M. James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 10 and the individual general partners of NEA Partners 10 may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 10. NEA 11 GP, LLC (“NEA 11 GP”) is the sole general partner of NEA Partners 11, Limited Partnership (“NEA Partners 11”) which is the sole general partner of NEA 11. The individual managers of NEA 11 GP are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Krishna “Kittu” Kolluri, Charles M. Linehan, Charles W. Newhall III, Mark W. Perry, Scott D. Sandell and Eugene A. Trainor III. NEA Partners 11, NEA 11 GP, and the individual managers of NEA 11 GP may be deemed to have shared voting and dispositive power over, and be deemed indirect beneficial owners of, the shares directly held by NEA 11. The aforementioned indirect holders of the shares owned by NEA 10 and NEA 11 disclaim beneficial ownership of such shares except to the extent of his actual pecuniary interest therein. Each of NEA 10 and NEA 11 is located at 1119 St. Paul Street, Baltimore, Maryland 21202. Information with respect to NEA 10 and NEA 11 has been derived from their Schedule 13D/A as filed with the SEC on November 6, 2009, adjusted for warrants that expired November 10, 2009.

(3)	Consists of 1,359,531 shares of Common Stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), 938,000 shares of Common Stock beneficially owned by Biotechnology Value Fund II, L.P.

(“BVF2”), 3,327,000 shares of Common Stock beneficially owned by BVF Investments, L.L.C. (“BVLLC”), and 368,000 shares of Common Stock beneficially owned by Investment 10, L.L.C. (“ILL10”). BVF Partners L.P. (“Partners”) , as the general partner of BVF and BVF2, the manager of BVLLC and the investment adviser of ILL10, may be deemed to beneficially own the 5,992,531 shares of Common Stock beneficially owned in the aggregate by BVF, BVF2, BVLLC and ILL10. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 5,992,531 shares of Common Stock beneficially owned by Partners. Partners and BVF Inc. share voting and dispositive power over shares of Common Stock beneficially owned by BVF, BVF2, BVLLC, and ILL10. Mr. Mark N. Lampert is the owner, sole director and an officer of BVF Inc. The principal business office of this reporting person comprising the group is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611. Information with respect to BFV and BVF II has been derived from their Schedule 13G/A as filed with the SEC on February 9, 2010.

(4)	Consists of 29,481 shares of Common Stock and 13,266 shares issuable upon the exercise of outstanding warrants beneficially owned by OrbiMed Associates III LLC and 3,095,518 shares of Common Stock and 1,392,983 shares issuable upon the exercise of outstanding warrants beneficially owned by Caduceus Private Investments III, LP. OrbiMed Advisors LLC and OrbiMed Capital GP III LC may each be deemed to beneficially own on behalf of OrbiMed Associates III LLC 29,481 shares of Common Stock and 13,266 shares issuable upon the exercise of outstanding warrants and on behalf of Caduceus Private Investments III, LP 3,095,518 shares of Common Stock and 1,392,983 shares issuable upon the exercise of outstanding warrants. The principal business office of OrbiMed Associates III LLC and Caduceus Private Investments is 767 Third Avenue, 30th Floor, New York, New York 10017. Information with respect to OrbiMed Associates III LLC and Caduceus Private Investments III, LP has been derived from their Schedule 13G as filed with the SEC on November 17, 2009.

(5)	Consists of 347,857 shares of Common Stock and 535,337 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(6)	Consists of 139,335 shares of Common Stock and 331,668 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(7)	Consists of 154,666 shares of Common Stock, 29,333 shares issuable upon the exercise of outstanding warrants and 537,500 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(8)	Includes of 60,992 shares of Common Stock and 36,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010. Dr. Barrett is an individual general partner of NEA Partners 10, the sole general partner of NEA 10. Dr. Barrett is also an individual manager of NEA 11 GP, the sole general partner of NEA Partners 11, which is the sole general partner of NEA 11. In such capacities, he may be deemed to have voting and dispositive power with respect to the 6,898,294 shares of Common Stock and 791,015 shares issuable upon the exercise of outstanding warrants beneficially owned by NEA 10, and the 1,941,407 shares of Common Stock and 263,671 shares issuable upon the exercise of outstanding warrants beneficially owned by NEA 11. Dr. Barrett disclaims beneficial ownership of the above referenced shares held by each of NEA 10 and NEA 11, except to the extent of his actual proportionate pecuniary interest therein.

(9)	Includes 54,600 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010 owned by Mr. Cerrone, and includes 2,102,100 shares of Common Stock and 883,575 shares issuable upon the exercise of outstanding warrants beneficially owned by Panetta Partners, Ltd. Mr. Cerrone is the sole managing partner of Panetta Partners, Ltd. and in such capacity exercises voting and dispositive control over securities owned by Panetta Partners, Ltd., despite him having only a small pecuniary interest in such securities.

(10)	Includes 91,511 shares of Common Stock and 90,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010 owned by Mr. Henos. Also includes 44,000 shares of Common Stock owned by Mrs. Claudia Henos.

(11)	Consists of 565,950 shares of Common Stock and 54,600 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(12)	Consists of 37,795 shares of Common Stock and 42,829 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(13)	Consists of 50,574 shares of Common Stock and 37,888 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(14)	Consists of 56,742 shares of Common Stock and 50,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

(15)	Consists of 12,491,223 shares of Common Stock, 1,967,594 shares issuable upon the exercise of outstanding warrants and 1,770,422 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2010.

EXECUTIVE OFFICERS

The following table sets forth information concerning the current executive officers of the Company:

Name	Age	Position

Russell H. Plumb	51	President, Chief Executive Officer, Chief Financial Officer; Director and Secretary
Joseph M. Patti, M.S.P.H., Ph.D.	45	Senior Vice President, Research and Development and Chief Scientific Officer; Assistant Secretary
Geoffrey W. Henson, Ph.D.	62	Senior Vice President, Drug Development

Set forth below is biographical information with respect to the Company’s executive officers other than Mr. Plumb. Biographical information for Mr. Plumb is set forth under the caption “Proposal I — Directors Whose Term of Office Will Continue After the Annual Meeting — Class II.”

Joseph M. Patti, M.S.P.H., Ph.D. has served as the Chief Scientific Officer and Senior Vice President of Research and Development since 2007 and prior to that served as the Company’s Vice President, Preclinical Development and Chief Scientific Officer from 1998 to 2007 and Vice President of Research and Development from 2005 to 2007. From 1994 to 1998, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology. From 1996 to 1998, he also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, an M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham.

Geoffrey W. Henson, Ph.D. has served as Senior Vice President, Drug Development since the Company’s acquisition of FermaVir in September 2007. Dr. Henson was previously President, Chief Executive Officer, Secretary and a director of FermaVir from August 2005 to September 2007. From 2003 to March 2005, Dr. Henson was a pharmaceutical consultant. He was a co-founder of AnorMED, a Canadian biopharmaceutical company, where he was employed in various management capacities from 1996-2003, most recently as COO. Prior to co-founding AnorMED, he held a number of management and scientific positions in the Biomedical Research Group at Johnson Matthey from 1985-1996. Dr. Henson obtained his M.S. and Ph.D. in Biochemistry from New Mexico State University, and B.S. in Chemistry from Dickinson College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for the two fiscal years ended December 31, 2009 and 2008 concerning compensation of (i) the individual serving as Inhibitex’s principal executive officer and principal financial officer during 2009 and (ii) Inhibitex’s other most highly compensated executive officers who were serving as executive officers as of December 31, 2009.

SUMMARY COMPENSATION TABLE

							Non-Equity
				Stock	Option		Incentive Plan		All other
	Fiscal	Salary	Bonus	Awards	Awards		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)(1)		($)		($)(2)		($)

Russell H. Plumb,	2009	350,000	—	—	35,775	(3)	96,000	(4)	11,161		492,936
President, Chief	2008	350,000	—	—	—		62,000	(5)	13,663		425,663
Executive Officer and Chief Financial Officer
Joseph M. Patti, M.S.P.H., Ph.D.,	2009	250,000	—	—	25,75	(3)	49,000	(4)	14,391		339,149
Senior Vice President, Research	2008	250,000	—	—	—		35,000	(5)	13,790		298,790
and Development, and Chief Scientific Officer
Geoffrey W. Henson, Ph.D.,	2009	240,000	—	—	22,896	(3)	46,000	(4)	11,131		320,027
Senior Vice President,	2008	240,000	—	—	—		24,000	(5)	78,228	(6)	342,228
Drug Development

(1)	The amounts shown in this column, if any, represent the aggregate grant-date fair value of stock options granted for the applicable year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), and does not take into account any estimated forfeitures. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2009.

(2)	Other compensation generally includes life and long-term disability insurance paid for by Inhibitex on the executive’s behalf and Inhibitex’s matching of the executive’s contribution to the Company’s 401(k) plan.

(3)	Excludes the grant-date fair value of stock options granted during 2009 that are subject to performance conditions as it is not probable that the performance conditions will be achieved. Assuming the highest level of performance conditions will be achieved, the grant-date fair value of the stock options subject to performance conditions is as follows: Mr. Russell H. Plumb $72,625, Dr. Joseph M. Patti $52,290 and Dr. Geoffrey W. Henson $46,480. The aggregate grant-date value of all stock options granted in 2009 is as follows: Mr. Russell H. Plumb $108,400, Dr. Joseph M. Patti $78,048 and Dr. Geoffrey W. Henson $69,376.

(4)	Amounts represent cash incentives with respect to 2009 paid in 2010.

(5)	Amounts represent cash incentives with respect to 2008 paid in 2009.

(6)	Includes $67,452 in moving and relocation costs.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth for each of Inhibitex’s named executive officers certain information regarding unexercised options and shares of restricted stock that had not vested as of December 31, 2009.

	Option Awards
	Number	Number
	of Securities	of Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#)	(#)		Exercised	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Russell H. Plumb,	10,504	—		$0.68	08/14/10
President, Chief Executive	2,627	—		$0.68	01/01/11
Officer and Chief Financial	14,706	—		$9.38	04/30/10
Officer	70,000	—		$9.07	02/02/11
	50,000	—		$2.05	04/24/12
	387,500	387,500	(1)	$1.45	09/19/17
	—	75,000	(2)	$1.00	11/4/2014
	—	175,000	(3)	$1.00	11/4/2014
Joseph M. Patti M.S.P.H., Ph.D.,	22,655	—		$0.29	05/01/10
Senior Vice President,	12,606	—		$0.68	01/01/11
Research Development and	18,907	—		$9.38	04/30/10
Chief Scientific Officer	92,500	—		$9.07	02/02/11
	35,000	—		$2.05	04/24/12
	150,000	150,000	(1)	$1.45	09/19/17
	—	54,000	(2)	$1.00	11/4/2014
	—	126,000	(3)	$1.00	11/4/2014
Geoffrey W. Henson, Ph.D.,	70,000	70,000	(1)	$1.45	09/19/17
Senior Vice President,	178,750	—		$2.00	04/04/15
Drug Development	261,250	—		$2.00	04/04/15
	18,334	9,166	(4)	$3.45	01/31/17
	—	48,000	(2)	$1.00	11/4/2014
	—	112,000	(3)	$1.00	11/4/2014

(1)	Vest with respect to 50% of the shares on each of September 19, 2010 and 2011.

(2)	Vest with respect to 50% of the shares on each of December 31, 2010 and 2011.

(3)	Vest with respect to specific performance conditions.

(4)	Vest on January 31, 2010.

Employment Agreements

Russell H. Plumb.  Effective December 30, 2006, Inhibitex entered into an employment agreement with Russell H. Plumb, its President, Chief Executive Officer and Chief Financial Officer. The agreement has an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless employment is terminated in accordance with the agreement. The agreement provides for an annual base salary of $350,000, subject to annual increases as approved by Inhibitex’s Compensation Committee, and health and insurance benefits Mr. Plumb is also eligible for bonus and incentive compensation (including equity-based awards) as established by the Compensation Committee, with a target bonus of up to 50% of base salary. In connection with the original execution of the agreement, Mr. Plumb received 280,000 shares of restricted stock, which vested over a two year term ended December 2008.

Under the agreement, Inhibitex or Mr. Plumb may terminate his employment at any time. If Inhibitex terminates Mr. Plumb without cause, or if he resigns for good reason, he will be entitled, subject to execution of a release in favor of Inhibitex, to receive severance payments representing 18 months of base salary, cash incentive bonus and health and insurance benefits. In addition, if within one year after a change in control of

Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), Mr. Plumb is involuntarily terminated for any reason other than cause, or resigns for good reason, he will be entitled, subject to his execution of a release in favor of Inhibitex, to receive severance payments totaling 24 months of base salary, cash incentive bonus and health and insurance benefits. In addition, vesting of restricted stock and stock options to purchase shares of Common Stock held by Mr. Plumb would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, Mr. Plumb has agreed that he will not directly or indirectly in the United States (i) render substantially similar services to any person or entity which competes with Inhibitex; (ii) solicit for employment any person who was employed by it; or (iii) call on or solicit any of Inhibitex’s customers or potential customers with which Inhibitex had previous negotiations.

Other Named Executive Officer Employment Agreements.  On February 24, 2004, Inhibitex entered into an employment agreement with Dr. Patti, which was amended and restated as of February 26, 2007. Inhibitex entered into an employment agreement with Dr. Henson on September 20, 2007. Each of the employment agreements has an initial term of one year and automatically renews on its anniversary date for an additional one-year term unless the respective officer’s employment is terminated in accordance with the agreement.

Dr. Patti’s employment agreement provides for an annual base salary of $250,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The employment agreement also provides for bonus and incentive compensation incentives, including equity awards as established by the Compensation Committee and a target annual cash incentive bonus of up to 35% of base salary for Dr. Patti.

Dr. Henson’s employment agreement provides for an annual base salary of $240,000, subject to annual increases as approved by the Compensation Committee, and health and insurance benefits. The employment agreement also provides for bonus and incentive compensation incentives, including stock options and other equity-based compensation as established by the Compensation Committee, and a target annual cash incentive bonus of up to 30% of Dr. Henson’s base salary. Pursuant to the agreement, the Company issued to Dr. Henson options to purchase 140,000 shares of the Company’s Common Stock, which vest over a four year term ending September 2011.

The following provisions in Dr. Henson’s and Dr. Patti’s employment agreements with the Company are identical. Inhibitex or the executive may terminate the executive’s employment at any time. If Inhibitex terminates the executive’s employment without cause, or if the executive resigns for good reason, the executive will be entitled, subject to execution of a release in the favor of Inhibitex, to receive severance payments representing 12 months of salary and health and insurance benefits. In addition, if within one year after a change in control of Inhibitex (or in contemplation of a change in control that is reasonably likely to occur), the employment of the executive is involuntarily terminated for any reason other than cause, or he resigns for good reason, the executive will be entitled, subject to execution of a release in the favor of Inhibitex, to receive severance payments totaling 18 months of salary and health and insurance benefits. In addition, vesting of options to purchase shares of Common Stock and restricted stock held by the executive would accelerate upon a change in control.

While employed by Inhibitex and for a period equal to the greater of one year or the severance period, the executive has agreed not to, directly or indirectly, in the United States (i) render substantially similar services to any person or entity which competes with Inhibitex; (ii) solicit for employment any person who was employed by Inhibitex; or (iii) call on or solicit any of Inhibitex’s customers or potential customers with which it has had previous negotiations.

COMPENSATION OF DIRECTORS

Non-employee directors receive an annual cash retainer of $30,000. In addition to the foregoing retainer, the Chairman of Inhibitex’s Board of Directors, and the chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual cash retainers of $25,000, $10,000, and $7,500, respectively. Other non-employee directors who serve on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive additional annual cash retainers of $8,000, $5,000 and $5,000, respectively.

Each non-employee director is also eligible to participate in the Incentive Plan, pursuant to which, upon his or her election to the Board of Directors, he or she is entitled to an initial option grant to purchase 30,000 shares of Common Stock, which vests over a three year period. Each director is also entitled to annual option grants to purchase 20,000 shares of Common Stock; provided that the Chairman of the Board of Directors is entitled to an annual option grant to purchase 40,000 shares of Common Stock, which vests over a three year period. All of the non-employee directors are reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

In November 2009, each non-employee director other than the Chairman of the Board was granted an option to purchase 20,000 shares of Common Stock, half of which vests on each of December 31, 2010 and 2011. On the same date, the Chairman of the Board of Directors was granted an option to purchase 40,000 shares of Common Stock, half of which vests on each of December 31, 2010 and 2011.

The following table summarizes the compensation received by Inhibitex’s directors during 2009.

DIRECTOR COMPENSATION TABLE

	Fees
	Earned
	or
	Paid in	Option
	Cash	Awards	Total
Name	($)(1)	($)(2)(3)	($)

M. James Barrett, Ph.D.(4)	30,000	10,790	40,790
Gabriele M. Cerrone	25,000	10,790	35,790
Michael A. Henos	50,000	22,081	72,081
Chris McGuigan, Ph.D.	25,000	10,790	35,790
Russell M. Medford, M.D., Ph.D.	30,000	10,790	40,790
Marc L. Preminger, FSA, MAAA	33,901	10,790	44,691
A. Keith Willard	31,875	10,790	42,665

(1)	Fees earned in 2009 represent service on Inhibitex’s Board of Directors or Committees of the Board of Directors.

(2)	The amounts shown in this column represent the aggregate grant-date fair value of stock options granted for the applicable year, calculated in accordance with FASB ASC Topic 718, and does not take into account any estimated forfeitures. The assumptions used to compute the fair value are disclosed in “Note 12, Share-Based Award Plans”, a footnote to Inhibitex’s audited financial statements for the fiscal year ended December 31, 2009.

(3)	The following table sets forth the aggregate number of shares of Common Stock underlying equity awards outstanding at December 31, 2009:

Stock Option
Name	Grants Outstanding

M. James Barrett, Ph.D.	56,000
Gabriele M. Cerrone	74,600
Michael A. Henos	130,000
Chris McGuigan, Ph.D.	74,600
Russell M. Medford, M.D., Ph.D.	67,031
Marc L. Preminger, FSA, MAAA	57,888
A. Keith Willard	70,000

(4)	Dr. Barrett’s cash fees are paid directly to New Enterprise Associates, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, we are not aware of any transactions since the beginning of our last fiscal year or any proposed transactions in which the Company was or is a party, in which the amount involved exceeded $120,000 and in which a director, director nominee, executive officer, holder of more than 5% of our Common Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

License Agreements with Cardiff University

We have entered into several license agreements with Cardiff University to pursue the research, development and commercialization of various licensed compounds and related technologies relating to our FV-100 product candidate and to our HCV nucleoside program. Under these license agreements we are required to pay to Cardiff University (and, in some cases, another university) certain license fees, contingent milestone payments and/or royalties on future net sales of products that utilize the licensed intellectual property. Christopher McGuigan, a member of our Board of Directors, holds the following positions at Cardiff University’s Welsh School of Pharmacy: Professor, Chairman, Department Research Committee; Director of Research; and Head of Medicinal Chemistry. Dr. McGuigan is a named inventor of some of the compounds licensed to us under these agreements and subject to the successful development and future commercialization may receive a percentage of the milestone payments, licensing fees and royalties paid by us to Cardiff University thereunder.

REPORT OF THE AUDIT COMMITTEE

The Board has adopted a written charter pursuant to which the Audit Committee performs its oversight responsibilities and duties. The Audit Committee’s primary duties and responsibilities under its charter are to: oversee the integrity of the Company’s accounting and financial reporting processes and the audits of the financial statements reported to the public; oversee the Company’s systems of internal controls and compliance with applicable laws and regulations; appoint and monitor the independence, qualifications and performance of the Company’s independent registered public accounting firm; and provide an avenue of communication between the Company’s independent registered public accounting firm, management and the Board of Directors. The Audit Committee’s charter is available for review on the Company’s web site. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and therefore rely, without independent verification, on the information provided to them and on the representations made to them by management and the Company’s independent registered public accounting firm.

Management has the primary responsibility for the Company’s financial reporting processes, including developing and overseeing the Company’s system of internal controls, and the preparation of the Company’s financial statements. Under the Section 404 of the Sarbanes-Oxley Act of 2002, management is also responsible for performing an annual assessment of the Company’s internal controls over financial reporting and certifying that it has performed such an assessment and whether such internal controls are effective. Ernst & Young LLP (“Ernst & Young”), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards, for issuing an opinion on those financial statements and for issuing an attestation report on the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 141 (Communications with Audit Committees). This included a discussion of the judgment of Ernst & Young as to the quality and acceptability of the Company’s accounting principles, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received the written disclosures and the letter from Ernst & Young required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed the independence of Ernst & Young with Ernst & Young. Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Marc L. Preminger, FSA, MAAA, Chairman
Russell M. Medford, M.D., Ph.D.
A. Keith Willard

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young as the Company’s independent public accounting firm for the current fiscal year. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The following table sets forth the aggregate fees accrued by Inhibitex for audit and other services provided by Ernst & Young for fiscal years 2009 and 2008.

	2009	2008

Audit Fees(1)	$250,000	$275,000
Audit-Related Fees(2)	27,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$277,000	$275,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and review of its quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)	Includes registration statement fees.

Inhibitex paid no other fees to Ernst & Young during fiscal years 2009 and 2008. The Audit Committee has adopted a pre-approval policy with respect to any fees that may be paid to the Company’s independent registered public accounting firm and, therefore, approved in advance all fees paid to Ernst & Young during the last two fiscal years.

Pursuant to the Company’s pre-approval policy, on an annual basis the Audit Committee specifically reviews and pre-approves the audit services to be performed by the Company’s independent registered public accounting firm, along with the associated fees. Prior to the end of each fiscal year, management provides to the Audit Committee a list of other services that it anticipates requiring of its independent registered public accounting firm in the following year, along with estimates of the costs of these services. The Committee subsequently considers the general pre-approval of these services and their costs. All other services are pre-approved by the Audit Committee in accordance with applicable requirements.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE 2004 AMENDED AND RESTATED STOCK
INCENTIVE PLAN

On March 25, 2010, the Board of Directors of Inhibitex approved a further amendment and restatement of the Incentive Plan, which provides for an increase in the number of shares of common stock available for awards to be granted under the Incentive Plan by 3,800,000 and includes other revisions, the more substantive of which are summarized below.

Increase in Shares Available Under the Incentive Plan.  Inhibitex’s Board of Directors believes that it is necessary to have an adequate supply of shares of common stock available for grant under the Incentive Plan in order to be able to provide the appropriate equity incentives to attract and retain qualified employees, directors and consultants. Based on the anticipated needs of Inhibitex as its operations and business grow, Inhibitex’s Board of Directors believes that it is desirable to increase the number of shares of common stock available for grant under the Incentive Plan by 3,800,000 shares. As of March 31, 2010, a total of 5,720,937 shares had been issued under the Incentive Plan, net of forfeitures, and 641,717 additional shares were reserved for future issuance. Because Inhibitex’s Board of Directors believes that the current availability is insufficient to support anticipated future awards, it approved the increase in the number of shares available for grant or award under the Incentive Plan, subject to approval by the Company’s stockholders, and believes that it is in the best interests of Inhibitex to have done so.

The Board of Directors’ determination of the amount of the increase needed in the number of shares available for awards under the Incentive Plan was based upon the recommendation of Inhibitex’s Compensation Committee, which also evaluated Inhibitex’s development plans, expected hiring needs over the next several years and compensation practices within a peer group in the industry in which Inhibitex competes, as well as the advice of the Compensation Committee’s compensation consultant, Radford Surveys and Consulting.

The following is a summary of the material provisions of the Incentive Plan, as proposed to be further amended and restated. This summary should be read in conjunction with, and is qualified entirely by the full text of the Incentive Plan, as proposed to be amended and restated, as set forth in Exhibit A to this Proxy Statement.

General.  The Incentive Plan provides for the grant of incentive stock options (“ISOs”), non-statutory stock options, restricted stock units, restricted stock awards (“RSUs”), stock appreciation rights (“SARs”), cash payments and other forms of stock-based compensation, which may be granted to employees, non-employee directors, contractors and consultants. Currently, approximately 34 persons, including 7 non-employee directors, are eligible for awards under the Incentive Plan. The Incentive Plan will terminate upon the earlier of its termination by Inhibitex’s Compensation Committee or on December 31, 2020.

Shares Reserved.  Currently, awards may be made under the Incentive Plan for the issuance of up to 6,362,654 shares of common stock. As of March 31, 2010, 5,720,937 shares of common stock were reserved for issuance and 641,717 stock options to purchase common stock were outstanding under the Incentive Plan. Subject to an adjustment necessary upon a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, the maximum number of shares of common stock that will be available for future awards under the Incentive Plan, as proposed to be amended and restated, is 4,441,717 shares. In addition, the Incentive Plan provides that, in any fiscal year that the Company is subject to the deduction limitation in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the maximum number of shares of common stock underlying any award granted to a participant shall not exceed 1,000,000 shares.

Any shares of common stock subject to an outstanding award under the plan shall cease to be counted against the maximum number of shares available for issuance under the Incentive Plan upon the forfeiture, settlement (without a distribution of shares) or termination of such award and shall again be available for awards under the Incentive Plan. However, as proposed to be amended and restated, the Incentive Plan provides that shares of common stock tendered in payment of all or any part of the exercise price of a stock option granted under the Incentive Plan or retained by the Company in satisfaction of a participant’s tax obligations with respect to an award shall not be available for future awards under the Incentive Plan. Currently, any such shares would again be available for future awards under the Incentive Plan.

Administration and Exercise Price.  Inhibitex’s Compensation Committee administers the Incentive Plan. Subject to applicable law, the Compensation Committee may delegate authority to perform certain functions under the Incentive Plan to the executive officers, provided that such action may not relate to participants who are Reporting Persons or are “covered employees” under Section 162(m) of the Code. Subject to the terms of the Incentive Plan, the Compensation Committee determines the recipients of awards, the numbers and types of equity awards to be granted, any applicable performance goals and the terms and conditions of the equity awards.

Types of Awards.

Each award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and the Company describing the award and the terms and conditions to which the award is subject. The principal terms and conditions of each type of award are described below.

Options.  An option is a right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). An Option may be either an ISO, satisfying the requirements of Section 422 of the Code, or a nonqualified stock option, as determined by the Compensation Committee. ISOs may not be granted to non-employee directors or consultants. The exercise price of any option granted under the Incentive Plan will be determined by the Compensation Committee, but may not be less than the fair market value of a share of common stock on the date of grant (110% of the fair market value on the date of grant in the case of an ISO granted to a 10 percent stockholder). The term of an option granted under the Incentive Plan may not be longer than 10 years (five years in the case of an ISO granted to a 10 percent stockholder). The Compensation Committee shall determine the time or times at which an option may be exercised, whether the exercise price may be paid in cash, by surrender of shares or otherwise, the means and method of payment, the method or time at which the shares of common stock underlying an option will be delivered upon exercise of the option, the term of an option and the effect of termination of a participant’s employment with or service to the Company on outstanding options held by him or her.

Restricted Stock.  An award of restricted stock is a grant to the participant of a specified number of shares of common stock which are subject to forfeiture upon the occurrence of certain specified events and/or the failure to achieve specified performance goals during a specified restriction period. At the time of a Restricted Stock award, the Compensation Committee shall determine the duration of the restriction period, any transfer restrictions, and the performance goals for such restricted period. Unless otherwise provided in a award agreement evidencing an award of restricted stock, during the restriction period, the participant has the right to receive dividends from, and to vote, shares of restricted stock held by him or her. If not previously forfeited, at the end of the restriction period, the forfeiture conditions will lapse and the unrestricted shares will be delivered to the participant. The Compensation Committee may accelerate the time upon which the restrictions or forfeiture conditions applicable to an award of restricted stock will lapse if it determined that it is in the best interests of the Company to do so. Furthermore, unless otherwise specified in an award agreement, restricted stock awards shall be forfeited to the Company upon the termination of employment or service of the applicable participant during the restriction period.

SARs.  An SAR is a right to receive the excess of (i) the fair market value of one share of common stock on the date of exercise over (ii) the grant price of the SAR as determined by the Compensation Committee, which grant price cannot be less than the fair market value of a share of common stock on the date of grant. The Compensation Committee shall determine the time at which the SAR will become exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which common stock will be delivered or deemed to be delivered to the participant upon the exercise of an SAR, whether an SAR will be granted in tandem with any other award, the effect of the termination of a participant’s employment or service with the Company on outstanding SARs, and any other terms and conditions of the SAR. Unless otherwise specified by the Committee, SARs shall be settled in shares of common stock.

RSUs.  As proposed to be amended and restated, the Incentive Plan adds RSUs as a new type of award under the plan. RSUs represent the right to receive, on the date of settlement, an amount equal to the fair market value of one share of common stock, less the assigned value of the RSU, which assigned value may be as little as $0.00 or as high as the fair market value of one share of common stock on such date. As determined by the Compensation Committee, an RSU award may be settled in cash, shares of common stock, or any combination thereof. The Compensation Committee shall also determine the time or times when an RSU may be settled, the form of consideration payable upon settlement, the method of delivery of stock upon settlement, whether or not an RSU grant will be made in tandem with another award, and any other terms and conditions that it deems necessary. Unless otherwise set forth in an award agreement relating to the grant thereof, RSUs shall be forfeited upon termination of a participant’s employment or service with the Company.

Other Stock Awards.  Under the Incentive Plan, the Compensation Committee is authorized to grant such other awards, in addition to the types of awards described above, denominated or payable in, or valued by reference to, the market value of the Company’s common stock, which the Compensation Committee deems to be consistent with the purposes of the Incentive Plan.

Cash Payments.  In addition to the equity awards described above, the Incentive Plan also authorizes the Compensation Committee to grant cash payments to participants, either separately or as a supplement to an award under the Incentive Plan. The terms and conditions of any such cash award shall be determined by the Compensation Committee. The maximum amount of cash payments that may be granted as awards to a participant in any fiscal year is $2,000,000.

Non-Employee Directors.  The Incentive Plan, as proposed to be amended and restated, removes the provisions previously included in the Incentive Plan providing for automatic grants to non-employee directors upon their election to the Board and for subsequent annual grants to non-employee directors. However, the Compensation Committee has approved the following automatic grants to the Company’s non-employee directors under the Incentive Plan: a one-time grant of an option to purchase 30,000 shares of common stock to each person who is elected for the first time to be a non-employee director and an annual grant of an option to purchase 20,000 shares of common stock on February 1 of each year (40,000 shares in the case of the Chairman of the Board) to each person serving as a non-employee director on such date.

Vesting and Term.  The vesting and term of each stock award are set by Inhibitex’s Compensation Committee, provided that no term can exceed 10 years from the date of grant. Stock awards granted under the Incentive Plan to employees generally vest annually over one to four years. Initial and annual stock awards under the Incentive Plan to non-employee directors will vest over three years after the date of grant at the rate of 33% for each completed year of service.

Change of Control.  Currently, the Incentive Plan provides that all awards outstanding and not yet vested or exercisable shall, upon a change of control, become immediately vested and exercisable. As proposed to be amended and restated, the Incentive Plan provides that, except as otherwise provided in an award agreement, upon a Change in Control (defined below), the Compensation Committee may take one or more of the following actions: (i) accelerate the vesting and, if applicable, exercisability of all awards; (ii) cancel any outstanding vested options or SARs in exchange for a cash payment in an amount equal to the excess of the fair market value of the common stock underlying the unexercised portion of the Option or SAR as of the date of the Change in Control over the exercise price of such portion; (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding awards or replace all outstanding awards with comparable awards; or (iv) take any other action that it deems appropriate.

Unless otherwise provided in an award agreement, the term “Change in Control” is defined in the Incentive Plan to mean:

•	the acquisition in one or more transactions by any “person” (as such term is used for purposes of Rule 13d of the Exchange Act), but excluding, for this purpose, the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries and any person who acquires such securities in a privately-negotiated transaction or inn an underwritten offering, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”);

•	a change in the composition of the Board such that the individuals who at the beginning of such period constituted the Board cease to constitute a majority of the Board;

•	the consummation of a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation; or

•	a complete liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

Transferability.  Subject to certain exceptions, each of the awards under the Incentive Plan may not be transferred other than by will or by the laws of descent and distribution. However, a participant may designate a beneficiary who may exercise the rights under the award following the participant’s death. The Compensation Committee, in its discretion, may provide for the transfer of stock awards granted under the Incentive Plan to certain trusts and partnerships for the benefit of or held by immediate family members of the participant.

Amendment.  The Board may amend the Incentive Plan without the consent of the stockholders or participants, except that any such amendment will be subject to the approval of the Company’s stockholders if stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s common stock is then listed or quoted. In addition, without the consent of an affected participant, no amendment or termination of the Incentive Plan may materially and adversely affect the rights of such participant under any award theretofore granted and any award agreement relating thereto.

Summary of U.S. Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Incentive Stock Options.  In general, neither the grant nor the exercise of an incentive stock option results in taxable income to an option holder or a deduction to the Company. If the option holder holds the stock received upon exercise for at least two years from the date of grant and one year after the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain, and the Company will not be entitled to a deduction. If, however, the shares are disposed of prior to the completion of this period (a “disqualifying disposition”), then the option holder will include as compensation income for the year of the disposition, an amount equal to the excess of the fair market value of the shares upon exercise over the exercise price of the option, or if less, the excess of the amount realized upon disposition over the exercise price. The Company will be entitled to a corresponding deduction at that time. Any proceeds in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the shares have been held for more than one year. If the sale price is less than the exercise price of the option, this amount will be treated as a short-term or long-term capital loss, depending on whether the shares have been held for more than one year.

Under the Incentive Plan, incentive stock options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of Common Stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

An incentive stock option is treated as a non-qualified stock option (as described below) for purposes of determining alternative minimum taxable income. Therefore, upon exercise of an incentive stock option, the amount by which the market value of the shares subject to the incentive stock option exceeds the exercise price is included in the alternative minimum taxable income of the recipient. The application of the alternative minimum tax to an award may have a significant tax effect in certain circumstances, so participants should consult with a tax advisor.

Non-Qualified Stock Options.  A non-qualified stock option results in no taxable income to the option holder or deduction to the Company at the time it is granted. An option holder will recognize compensation income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying shares on the exercise date over the exercise price. Subject to Section 162(m) of the Code, the Company will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in compensation income by the option holder. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will be short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price and the amount included in income with respect to such option.

Under the Incentive Plan, non-qualified options may, if permitted by the Compensation Committee, be exercised in whole or in part with shares of Common Stock held by the option holder. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares will have a tax basis equal to the tax basis of the surrendered shares. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis equal to their fair market value on the date of exercise.

Stock Appreciation Rights (“SARs”).  A recipient realizes no taxable income when a SAR is granted. Upon exercising a SAR, a recipient will realize ordinary income in an amount equal to the cash or value of the shares received and, subject to Section 162(m) of the Code, the Company, as applicable, will be entitled to a corresponding deduction. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a SAR will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will be short-term or long-term capital gain or loss depending on whether the shares have been held for more than one year. The tax basis of the shares acquired upon the exercise of a SAR will be equal to the fair market value of such shares on the date of exercise.

Restricted Stock.  Restricted stock received pursuant to awards, including performance-based awards, will generally be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a holder of restricted stock does not make the election described below, the holder realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time. When the forfeiture restrictions applicable to the restricted stock lapse, the holder will realize compensation income equal to the fair market value of the shares at that time, less any amount paid for the shares, and subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. A holder’s tax basis in restricted stock will be equal to the fair market value when the forfeiture restrictions lapse, and the holding period for such shares will begin at that time. Upon a subsequent sale of the shares, the holder will realize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the holder’s tax basis in the shares.

Individuals receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the restricted stock holder elects to realize compensation income with respect to the shares when the restricted stock is granted rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the holder receives them (valued without taking the restrictions into account), less any amount paid for the shares, and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the holder will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The holder’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the holder, and the holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the holder will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the holder upon the making of the Section 83(b) election. To make a Section 83(b) election, a holder must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the holder must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

In general, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the holder. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Restricted Stock Units.  Participants realize no taxable income when a restricted stock unit award is granted, and the Company is not entitled to a deduction upon such grant. When a participant receives payment of a restricted stock unit award, the participant will have compensation taxable as ordinary income in an amount equal to the cash or fair market value of the shares received and, subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction. If a participant receives shares of Common Stock in settlement of a restricted stock unit award, the participant will have a tax basis in such shares equal to their fair market value on the date of settlement and the participant’s holding period with respect to such shares will begin on such date. Upon the sale of shares received by the participant in settlement of a restricted stock unit award, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Other Stock-Based Awards.  The tax treatment of other stock-based awards will vary depending on the exact type of award. Participant’s may recognize ordinary income at the time other stock-base awards are settled equal to the amount of cash, or the value of the shares, received in settlement of such award, less the amount paid for such award. Alternatively, participant’s may recognize ordinary income upon the substantial vesting of other stock-based awards in an amount equal to the value of such award at vesting less the amount paid for such award. Generally, subject to Section 162(m) of the Code, the Company will be entitled to a deduction at the time the participant recognizes ordinary income in respect of another stock-based award equal to the amount of ordinary income recognized by the participant in respect of such award. If shares of Common Stock are received in connection with another stock-based award, the participant’s tax basis in such shares will equal their fair market value on the date of receipt and the participant’s holding period with respect to such shares will begin at that time. Upon the sale of such shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Please see the section above entitled “Restricted Stock” for the general federal income tax treatment of Common Stock that is received in settlement of other stock-based awards and that is subject to a substantial risk of forfeiture for federal income tax purposes upon receipt.

Cash Awards.  A participant will recognize ordinary income equal to the amount of cash received in respect of a cash award at the time such cash is received. Subject to Section 162(m) of the Code, the Company will be entitled to a corresponding deduction.

Section 162(m).  Under Section 162(m) of the Code, the Company generally may not deduct remuneration paid to the chief executive officer of the Company and the three next highest paid executive officers other than the chief financial officer (as disclosed on the Company’s proxy statement) to the extent that such remuneration exceeds $1,000,000, unless such remuneration is performance-based compensation. Under the Incentive Plan, the Compensation Committee may, in its discretion, grant awards that are intended to qualify as performance-based compensation.

Section 409A.  Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation (including a subsequent election by the participant to further defer payment of such award) must comply with Section 409A of the Code. If the requirements of Section 409A of the Code are not met, all amounts deferred under the Incentive Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Section 409A of the Code has any impact on their awards.

Section 280G.  If the vesting and/or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company from deducting such “excess parachute payment.”

New Plan Benefits

		Number of Shares
	Market Value of	Subject to Options
Name and Position	Common Stock	(1)(2)

Geoffrey W. Henson, Ph.D.	$160,000	160,000
Joseph M. Patti, M.S.P.H., Ph.D.	$180,000	180,000
Russel H. Plumb	$250,000	250,000
All current executive officers as a group	$590,000	590,000
All current directors who are not executive officers as a group(3)	$179,845	223,000
All employees, including all current officers who are not executive officers, as a group	$1,482,208	717,500

(1)	Reflects benefits under the Incentive Plan received during the fiscal year ended December 31, 2009. With respect to officers and employees of the Company, the number of shares for the current fiscal year and for future fiscal years is not determinable.

(2)	Options granted during the fiscal year ended December 31, 2009.

(3)	Non-employee directors have received options to purchase 27,500 shares of common stock (58,000 in case of the Chairman of the Board) in 2009 and, assuming the amendment to the Incentive Plan is approved, will receive options to purchase 20,000 shares of common stock (40,000 in case of the Chairman of the Board) in 2010.

Equity Compensation Plan Information

The following table sets forth, as of March 31, 2010, information about Inhibitex’s equity compensation plans that have been approved by Inhibitex’s stockholders, and the number of shares of Inhibitex’s Common Stock exercisable under all outstanding options, the weighted-average exercise price of all outstanding options and the number of shares available for future issuance under Inhibitex’s equity compensation plans. Inhibitex does not have any equity compensation plans that have not been approved by its stockholders.

(c)
	(a)		Number of securities
	Number of		remaining available for
	securities to be	(b)	future issuance under
	issued	Weighted-average	equity compensation
	upon exercise of	exercise price of	plans excluding securities
Plan Category	outstanding options	Outstanding options	reflected in column(a)

Equity Compensation
Plans Approved by Stockholders	5,720,937	$1.91	641,717

The affirmative vote of the holders of the majority of the outstanding shares represented at the meeting, in person or by proxy, and entitled to vote is required to approve Proposal 2.

The Board recommends a vote FOR the approval of the Incentive Plan, as further amended and restated

OTHER MATTERS

The Board knows of no matters to be presented at the Annual Meeting other than as described in this Proxy Statement. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the discretion of the persons named therein.

Proxy Solicitation

The solicitation of proxies is being conducted by the Company, which will bear the cost of these solicitations. The Company will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company expects to solicit proxies primarily by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by facsimile, or by mail. The Company may also engage a proxy solicitation firm to assist it, and if it does, the Company expects the cost of the engagement not to exceed $7,500.

Stockholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for the Company’s next Annual Meeting of Stockholders. For a proposal of a stockholder to be considered for inclusion in next year’s proxy statement, it must be submitted in writing, with the proof of stock ownership in accordance with Rule 14a-8 and received by the Secretary of the Company no later than December 28, 2010.

Under the Company’s By-Laws, if a stockholder wants to submit a proposal for next year’s Annual Meeting of Stockholders under Rule 14a-8, or wants to nominate candidates for election as directors at an Annual Meeting of Stockholders, the stockholder must provide timely notice of his or her intention in writing. To be timely, a stockholder’s notice must be delivered to the Secretary, at the Company’s principal executive offices, not less than 90 days nor more than 120 days prior to the first anniversary of the date of the previous year’s Annual Meeting of Stockholders. However, if no Annual Meeting of Stockholders was held in the previous year or the date of the Annual Meeting of Stockholders has been changed to be more than 30 calendar days from the time of the previous year’s annual meeting, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Only the Board of Directors or the Nominating and Corporate Governance Committee thereof may nominate candidates for election at a special meeting of the stockholders. The Company’s By-Laws also specify requirements as to the form and content of a stockholder’s notice. The Company will not entertain any proposals or nominations that do not meet these requirements.

Annual Report

The Company’s Annual Report to Stockholders, including the Company’s audited financial statements for the year ended December 31, 2009, is available at the Company’s web site at www.inhibitex.com, or can be mailed upon request with this proxy statement to all stockholders of record as of the close of business on April 26, 2010.

ALL STOCKHOLDERS ARE URGED TO VOTE TELEPHONICALLY OR OVER THE INTERNET, OR COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Russell H. Plumb
Secretary

Exhibit A

INHIBITEX, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(Amended and Restated, Effective          , 2010)

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Inhibitex, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is to further the interests of Inhibitex, Inc. (the “Company”) and its stockholders by providing long-term performance incentives to those employees, contractors and consultants of the Company and its Subsidiaries and non-employee members of the Board who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)     “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit and other Stock-Based Awards, or other cash payments granted to a Participant under the Plan.

(b)     “Award Agreement” shall mean the written agreement, instrument or document evidencing an Award.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Cause” shall have the meaning given such term in the Award Agreement, or if not defined in the Participant’s Award Agreement, as defined in the employment agreement between the Participant and the Company or any Subsidiary, or if there is no employment agreement or if such term is not defined therein, “Cause” shall mean: (i) an act of dishonesty causing harm to the Company or any Subsidiary; (ii) the knowing disclosure of confidential information relating to the Company’s or any Subsidiary’s business; (iii) impairment in the Participant’s ability to perform the duties assigned to the Participant due to habitual drunkenness or narcotic drug addiction; (iv) conviction of, or a plea of guilty or nolo contendere with respect to, a felony; (v) the willful refusal to perform, or the gross neglect of, the duties assigned to the Participant; (vi) the Participant’s willful breach of any law that, directly or indirectly, affects the Company or any Subsidiary; (vii) the Participant’s material breach of his or her duties following a Change of Control that do not differ in any material respect from the Participant’s duties and responsibilities during the 90-day period immediately prior to such Change of Control (other than as a result of incapacity due to physical or mental illness), which is demonstrably willful and deliberate on the Participant’s part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period (not to exceed 15 days) after receipt of written notice from the Company or any Subsidiary specifying such breach. If “Cause” is defined in both an employment agreement and an Award Agreement, the meaning thereof in the Award Agreement shall control, unless the Committee otherwise determines at the time the Award is granted.

(e)     “Change of Control” means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, or (y) a person who acquires such securities directly from the Company in a privately-negotiated transaction or in an underwritten public offering, of any securities of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 35% of the combined voting power of the Company’s then outstanding voting securities (“Voting Securities”), provided that such person, entity or group did not, prior to such transaction or transactions, beneficially own (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, 35% or more of the Voting Securities; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation in which the stockholders of the Company, immediately prior to such merger or consolidation, own at least 50% of the total voting power of the company surviving such merger or consolidation, immediately following such merger or consolidation; (iv) the complete liquidation of the Company; or (v) a sale or other disposition (in one or more transactions) of all or substantially all of the Company’s assets.

(f)     “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)     “Continuing Director” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date which is twenty-four months prior to the date of determination or (ii) was nominated for election or elected to the Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.

(h)     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)      “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law (including Section 409A of the Code). Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, on the last preceding day on which a sale is made.

(j)     “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(k)     “Option” means a right granted to a Participant pursuant to Section 6(b) to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option granted to a Participant pursuant to Section 6(b) may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

(l)     “Participant” shall have the meaning specified in Section 3 hereof.

(m)    “Performance Goals” means any goals established by the Committee, the attainment of which is substantially uncertain at the time such goals are established. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance Goals may be based upon: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; qualitative milestones; any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and its Subsidiaries (or any business unit of the Company or any of its Subsidiaries); and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable (provided that such modifications are made in accordance with Section 162(m) of the Code, if applicable).

(n)     “Performance Cycle” means the period selected by the Committee during which the performance of the Company or any Subsidiary, or any department, division or function thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

(o)     “Restricted Stock” means Stock awarded to a Participant pursuant to Section 6(c) that may be subject to certain restrictions and to a risk of forfeiture.

(p)     “RSU” or “Restricted Stock Unit” means the right granted under Section 6(e) to receive, on the date of settlement, an amount equal to the Fair Market Value of one share of Common Stock, less the assigned value of such RSU. An Award of Restricted Stock Units may be settled in cash, shares of Stock or any combination of the foregoing, as determined by the Committee; provided, however, that all RSUs shall be settled in Stock unless otherwise provided by the Committee.

(q)     “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect from time to time.

(r)     “SAR” or “Stock Appreciation Right” means the right granted to a Participant pursuant to Section 6(d) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee; provided, however, that all SARs shall be settled in Stock unless otherwise provided by the Committee.

(s)     “Stock” means the common stock, $0.001 par value, of the Company.

(t)     “Stock-Based Award” means a right that may be denominated or payable in, or valued in whole or in part by reference to, the market value of Stock, other than Options, SARs, Restricted Stock and RSUs.

(u)     “Subsidiary” shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(v)     “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

SECTION 3. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, consultants, contractors, persons claiming rights from or through Participants and stockholders of the Company. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the employees, non-employee members of the Board, contractors and consultants who will receive Awards pursuant to the Plan (“Participants”), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may, in accordance with applicable law, delegate to executive officers of the Company the authority, subject to such terms as the Committee shall determine, to exercise authority and perform functions related to the Plan, including, without limitation, the selection of Participants and the grant of Awards to Participants; provided, however, that such executive officers may not take any action under the Plan with respect to Participants who are subject to the reporting requirements under Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code.

SECTION 4. PARTICIPATION IN THE PLAN

Only employees, consultants and/or contractors of the Company and its Subsidiaries and non-employee members of the Board shall be eligible to participate in the Plan; provided, however, that only persons who are employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as ISOs.

SECTION 5. PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

(a)     Subject to the provisions of Section 8 hereof, the aggregate number of shares of Stock available for issuance as Awards under the Plan shall not exceed 10,162,654 shares in the aggregate, all of which may be issued through the exercise of ISOs. For purposes of determining the number of shares of Stock available for grant under the Plan, each SAR shall count against the limit in the preceding sentence based on the number of shares of Stock covered by the SAR, rather than the number of shares of Stock issued in settlement of such SAR. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

(b)     If a Participant tenders shares (either actually, by attestation or otherwise) to pay all or any part of the exercise price of any Option or if any shares payable with respect to any Award are retained by the Company in satisfaction of the Participant’s obligation for taxes, the shares tendered or retained shall not be available for future Awards under the Plan. Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

(c)     Subject to the provisions of Section 8(a) hereof, the following additional maximums are imposed under the Plan with respect to each fiscal year that the Company is subject to the deduction limitation of Section 162(m) of the Code: (i) the maximum number of shares of Stock underlying any Award granted to a Participant shall not exceed 1,000,000 shares of Stock and (ii) the maximum amount of cash or cash payments that may be granted as Awards to any Participant shall not exceed $2,000,000.

SECTION 6. AWARDS

(a)     General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. In addition, the Committee may condition the grant, vesting, exercisability and/or settlement of an Award on the passage of time, the achievement of Performance Goals or on such other terms and conditions as the Committee shall determine in its sole discretion. All Awards shall be evidenced by an Award Agreement.

(b)     Options. The Committee may grant Options to Participants on the following terms and conditions:

(i)     The exercise price of each Option shall be determined by the Committee at the time the Option is granted; provided, however, that the per share exercise price of an Option may not be less than the Fair Market Value of one share of Stock on the date of grant (or less than 110% of the Fair Market Value of one share of Stock on the date of grant in the case of an ISO granted to a Ten Percent Stockholder).

(ii)     The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price for an Option shall be paid in cash, by the surrender at Fair Market Value of Stock, by any combination of cash and vested shares of Stock, the means or methods of payment, including by “attestation” and through “cashless exercise” arrangements, to the extent permitted by applicable law, the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option, the term of each Option and the effect of a termination of a Participant’s employment or other service on outstanding Options.

(iii)     The aggregate Fair Market Value, determined as of the date of grant, of Stock underlying Awards granted under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) that are intended to be ISOs which are first exercisable by the Participant during any calendar year shall not exceed $100,000. To the extent an Award purporting to be an ISO exceeds the limitation in the previous sentence, the portion of the Award in excess of such limit shall be a nonstatutory Option. Each Participant awarded an ISO shall notify the Company in writing immediately after the date he makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock acquired pursuant to the exercise of such ISO. In the event of such disqualifying disposition, the Participant shall be required to make appropriate provision to the Company for the payment of any taxes required to be withheld as a result of such sale or disposition. In addition, each Participant agrees to provide the Company with any additional information requested by the Company with respect to such sale or disposition.

(c)     Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Restricted Stock awarded to a Participant shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, and such restrictions on transferability and other restrictions and Performance Goals for such periods as the Committee may establish. Additionally, the Committee shall establish at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii)    Unless otherwise provided in an Award Agreement, unvested Restricted Stock shall be forfeited to the Company by the Participant upon termination of employment or other service for any reason during the applicable restricted periods. The Committee, in its sole discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse whenever the Committee determines that such action is in the best interests of the Company.

(iii)    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv)    Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed, and if any such dividends or distributions are paid in cash, such cash shall be deemed to be reinvested in shares of Restricted Stock that are subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock to which such cash dividend or distribution relates.

(d)     Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)     An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess, if any, of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the per share grant price of the SAR as determined by the Committee as of the date of grant of the SAR, provided that in no event shall the per share grant price of an SAR be less than the Fair Market Value of one share of Stock on the date of grant.

(ii)     The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, the form of consideration payable in settlement, the method by which Stock will be delivered or deemed to be delivered to Participants upon the exercise of an SAR, whether or not an SAR shall be granted in tandem with any other Award, the effect of a termination of a Participant’s employment or other service on outstanding SARs and any other terms and conditions of any SAR.

(e)     Restricted Stock Units. The Committee is authorized to grant RSUs to Participants on the following terms and conditions:

(i)     An RSU shall confer on the Participant to whom it is granted a right to receive, on the settlement date, the excess of the Fair Market Value of one share of Stock on the date of settlement over the assigned value of the RSU. The assigned value of an RSU may be as little as $0.00 and as high as the Fair Market Value of one share of Stock on the grant date. Unless otherwise provided in an Award Agreement, the assigned value of an RSU will be $0.00. RSUs are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Each Participant’s right in RSUs is limited to the right to receive payment, if any, as may herein be provided. RSUs do not constitute Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company will establish a mere bookkeeping account that will not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, to meet its obligations hereunder. The right of any recipient of RSUs to receive payments in respect thereof shall be no greater than the right of any unsecured general creditor of the Company.

(ii)    The Committee shall determine the time or times at which an RSU may be settled, the form of consideration payable in settlement of an RSU, the method by which Stock will be delivered to Participants upon the settlement of an RSU, whether or not an RSU shall be granted in tandem with any other Award and any other terms and conditions of any RSU. Unless otherwise provided in an Award Agreement, all unvested RSUs will be forfeited upon a Participant’s termination of employment or other service with the Company or any Subsidiary.

(iii)    Unless otherwise provided in an Award Agreement, each RSU shall be settled within 30 days after the date on which such RSU becomes vested. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit a Participant to defer the settlement date of an Award of RSUs in accordance with rules and procedures established by the Committee. In the event that a Participant elects to defer the settlement date of an Award of RSUs, such RSUs shall be settled within 30 days following such Participant’s termination of employment or other service with the Company and its Subsidiaries if such termination occurs prior to the settlement date otherwise elected by such Participant; provided, however, that (i) RSUs that constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code and the regulations thereunder and that are payable upon a termination of employment or other service shall not be settled upon a termination of employment or other service unless and until such termination constitutes a “separation from service” within the meaning of Section 409A of the Code and the regulations thereunder and (ii) to the extent required to avoid any taxes imposed by Section 409A of the Code, settlement of an Award of RSUs upon a termination of employment (other than due to death) with respect to a Participant who is a “specified employee” (within the meaning of Section 409A of the Code and the regulations thereunder) shall be made upon the earlier of (a) the first business day of the seventh month following such termination of employment or (b) the fifth business day following such Participant’s death.

(iv)    If permitted by the Committee, a Participant may elect to defer settlement of an Award of RSUs in accordance with rules and procedures established by the Committee. An initial election to defer settlement of an Award of RSUs must be made (i) in the year before the Award is granted, (ii) within 30 days after initial eligibility under the Plan, provided that such election shall apply only to the portion of the Award attributable to services performed after such election is made, (iii) within 30 days after the date of grant, but only if the Participant must continue to provide services for a period of at least 12 months from the date of grant in order to avoid forfeiture of any portion of the Award and the deferral election is made at least 12 months before any portion of the Award is scheduled to vest or (iv) if the Award is subject to the attainment of Performance Goals that have been established no later than 90 days after the beginning of the relevant performance period and at a time when the attainment of such Performance Goals is substantially uncertain, at least six months prior to the date the applicable performance period ends (provided that the performance period is at least 12 months and that such election is made before such Performance Goals are substantially certain to be achieved). A Participant may elect to re-defer the settlement of an Award of RSUs, provided such election (i) does not take effect until 12 months after the date it is made, (ii) defers settlement of the portion of such Award to which such election relates to a date that is at least five years after the date such portion of such Award was previously scheduled to be settled and (iii) is made at least 12 months before the portion of such Award to which such election relates is scheduled to be settled.

(v)     Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Stock or any ownership interest in the Company by reason of an Award of RSUs. Without limiting the foregoing, no provision of the Plan shall be interpreted to confer any voting, dividend, derivative or other similar rights with respect to any RSUs. Notwithstanding the foregoing, a Participant shall be credited with dividends on his unvested RSUs, with such dividends to be reinvested in additional RSUs that will be subject to the same terms, conditions and restrictions (including, without limitation, vesting restrictions and the settlement date) as the underlying RSUs.

(f)     Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants cash payments, whether awarded separately or as a supplement to any Award. The Committee shall determine the terms and conditions of such Awards. Grants of cash payments shall be made in accordance with Section 409A of the Code and the regulations thereunder, and the receipt of a cash payment shall not be contingent on the exercise of an Option or an SAR.

(g)     Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such Stock-Based Awards, in addition to those provided in Sections 6(b), (c), (d) and (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash or Stock, as the Committee shall determine.

SECTION 7. ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

(a)     Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. Awards granted in addition to, or in tandem with, other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards, provided that the per share exercise price of any Option and the per share base price of any SAR shall in no event be less than the Fair Market Value of one share of Stock on the date such Option or SAR is granted, as the case may be (regardless of when the Award or award such Option or SAR is granted in tandem with or in addition to was granted).

(b)     Exchange and Buy Out Provisions. The Committee may at any time (in accordance with the rules of the stock exchange or market on which the Stock is then traded or quoted) offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made, provided that (i) payment for any such Award shall be made in accordance with Section 409A of the Code and the regulations thereunder and (ii) no such offer may be made with respect to an Award that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code.

(c)     Performance Goals. The right of a Participant to exercise, become vested in, or receive a grant or settlement of, any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

(d)     Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or

SAR exceed a period of ten years from the date of its grant (or five years from the date of grant in the case of an ISO granted to a Ten Percent Stockholder).

(e)     Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code (a “Performance-Based Award”). The right to receive a Performance-Based Award may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, and shall be conditional upon the achievement of Performance Goals that have been established by the Committee in writing not later than the earlier of (i) 90 days after the beginning of the Performance Cycle and (ii) the date by which no more than 25% of a Performance Cycle has elapsed. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the Performance Goals applicable to the Performance-Based Award were in fact satisfied.

(f)     Change of Control. In the event of a Change of Control of the Company, the Committee may, in its sole discretion, take any one or more of the following actions with respect to outstanding Awards:

(i)     accelerate the vesting and, if applicable, exercisability, of all outstanding Awards such that all outstanding Awards are fully vested and, if applicable, exercisable (effective immediately prior to such Change of Control);

(ii)     cancel all outstanding Options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Stock underlying the unexercised portion of the Option or SAR as of the date of the Change of Control over the aggregate exercise price or base price, as the case may be, of such portion, provided that any Option or SAR with an exercise price per share or base price per share, as the case may be, that equals or exceeds the Fair Market Value of one share of Stock on the date of such Change of Control shall be cancelled with no payment due the Participant;

(iii)    require the successor corporation, following a Change of Control if the Company does not survive such Change of Control, to assume all outstanding Awards and/or to substitute such Awards with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of Participants with respect to such Awards.

(iv)    take such other actions as it deems appropriate, including the immediate distribution of amounts that would not otherwise be payable as of the date of the Change of Control (provided that any such action would not result in the imposition of any additional tax to the Participant under Code Section 409A).

The Committee may also provide in an Award Agreement at the time of grant or in a deferral election form at the time a deferral election is made that an RSU that constitutes “non-qualified deferred compensation” within the meaning of Section 409A of the Code will be settled (to the extent then vested, including by reason of this Section 7(f)) upon the occurrence of a Change of Control that satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii), regardless of any deferral election that would provide for settlement at a later date. In addition, if an Award to any Participant is assumed or replaced by an acquiring company and the employment or other service of the Participant with the acquiring company (or its affiliates) is terminated by the acquiring company for any reason other than Cause within 18 months after the date of the Change of Control, then the assumed or replaced Awards that are outstanding on the day prior to the day the Participant’s employment or other service terminates or is terminated shall become vested in the Participant or free of any restrictions as provided in the Award Agreement.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

(a)     In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made that would cause the Plan to violate Section 422 of the Code with respect to ISOs or that would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b)     In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of the Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

SECTION 9. GENERAL PROVISIONS

(a)     Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as “performance-based compensation” under Section 162(m) of the Code.

(b)     No Right to Award or Employment. No employee, non-employee member of the Board, contractor or consultant or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other service provider any right to be retained in the employ or service of the Company or any Subsidiary or as limiting the right of the Company and its Subsidiaries to terminate the employment or service of any Participant at any time and for any reason.

(c)     Taxes. The Company or any Subsidiary is authorized to withhold from any Award, any payment relating to an Award under the Plan (including from a distribution of Stock) or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Each Participant who is subject to the reporting requirements of Section 16 of the Exchange Act may, in his discretion, direct the Company to withhold shares of Stock that would otherwise be received upon exercise, settlement or vesting of an Award to satisfy such Participant’s tax withholding obligation with respect to such Award. Withholding of taxes in the form of shares of Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

(d)     Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party (other than the Company or any Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative in the case of the Participant’s disability. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options (other than an ISO) and Restricted Stock be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners (provided that any such Awards shall continue to remain subject to any forfeiture restrictions applicable to such Awards in the same manner as if no transfer occurred). The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative, transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e)     No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f)     Securities Law Requirements.

(i)     No Award granted hereunder shall be exercisable or settled in Stock if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise or settlement, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise or settlement. In any of the events referred to in clause (a) or clause (b) above, the exercisability or settlement of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability or settlement has been suspended.

(ii)     The Committee may require, as a condition to the right to exercise, or receive Stock with respect to, any Award that the Company receive from the Participant, at the time any such Award is exercised, settled, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

(g)     Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2020, and no Awards under the Plan shall thereafter be granted.

(h)     Fractional Shares. The Company will not be required to issue any fractional common shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

(i)     Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

PROXY	INHIBITEX, INC.	COMMON STOCK
PROXY SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
June 23, 2010
The undersigned hereby constitutes and appoints RUSSELL H. PLUMB and JOSEPH M. PATTI, and each of them with full power of substitution, attorneys and proxies to represent and to vote all of the shares of common stock, par value $0.001 per share (the “Common Stock”), of INHIBITEX, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Stockholders of INHIBITEX, INC., to be held at 9:00 a.m. local time on June 23, 2010 at Inhibitex’s corporate headquarters at 9005 Westside Parkway, Atlanta, Georgia 30009, and at any adjournment or postponement thereof, on all matters coming before said meeting:
1. ELECTION OF DIRECTORS. Nominees: Michael A. Henos, Marc L. Preminger, FSA, MAAA and Christopher McGuigan, M.Sc., Ph.D.
     (Mark only one of the following boxes.)
☐	VOTE FOR all of the nominees listed above, except vote withheld as to the following nominee (if any):	☐ VOTE WITHHELD from all nominees.
2. To approve an amendment and restatement of the Company’s Amended and Restated 2004 Stock Incentive Plan
☐	VOTE FOR the approval of the Company’s Incentive Plan, as further amended and restated

☐	VOTE AGAINST the approval of the Company’s Incentive Plan, as further amended and restated

☐	ABSTAIN from voting for the approval of the Company’s Incentive Plan, as further amended and restated
2. In their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.
          (Continue and sign on other side)

          (Continued from other side)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS SET FORTH AND FOR THE APPROVAL OF THE COMPANY’S 2004 AMENDED AND RESTATED INCENTIVE PLAN, AS FURTHER AMENDED AND RESTATED
The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 28, 2010.

Dated: , 2010

Signature of Stockholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If there is more than one trustee, all should sign. Joint owners must each sign.) Please date and sign exactly as name appears above.
I plan ☐ I do not plan ☐ to attend the Annual Meeting.